PAN-CHINA SINGAPORE PAC
天健新加坡会计师事务所有限公司

UEN:201603521D
80 SOUTH BRIDGE ROAD
#04-02 GOLDEN CASTLE BUILDING
SINGAPORE 058710
TEL: +65 6438 3524

## CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-1 of Huale Acoustics Limited of our report dated June 24, 2020 for financial years then ended as of December 31, 2019 and 2018 relating to the financial statements which appears in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Pan-China Singapore PAC

***Pan-China Singapore PAC***

Singapore
February 8, 2021